                                                                   EXHIBIT 10.50

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAWS

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF ALL INDEBTEDNESS OF THE ISSUER (THE "SENIOR DEBT") INCURRED PURSUANT TO THAT CERTAIN REVOLVING CREDIT AND TERM LOAN AGREEMENT DATED AS OF APRIL 26, 1999 (AS AMENDED FROM TIME TO TIME, THE "SENIOR CREDIT AGREEMENT") BY AND AMONG CHART HOUSE ENTERPRISES, INC., A DELAWARE CORPORATION ("PARENT"), THE COMPANY (AS DEFINED BELOW), BANK BOSTON, N.A. (n/k/a FLEET NATIONAL BANK), AS AGENT ("AGENT") AND THE FINANCIAL INSTITUTIONS SIGNATORIES THERETO, PURSUANT TO THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH (AS AMENDED FROM TIME TO TIME, THE "SUBORDINATION AGREEMENT") EXECUTED BY AGENT, PARENT, THE COMPANY, THE SUBSIDIARY GUARANTORS PARTY THERETO, AND EGI FUND (01) INVESTORS, L.L.C.

                             Amended and Restated
                   Subordinated Promissory Note and Guaranty
                   -----------------------------------------

Chicago, Illinois
February 20, 2001                                                 $11,000,000.00

     FOR VALUE RECEIVED, CHART HOUSE, INC., a Delaware corporation (the "Company"), promises to pay to the order of EGI-Fund (01) Investors, L.L.C., a Delaware limited liability company, or its assigns ("Holder", which term shall include the holder, from time to time, of this Note) the sum of Eleven Million and No/100ths Dollars ($11,000,000.00), or so much thereof as shall from time to time be advanced, in legal tender of the United States, together with interest (computed on the basis of a 360-day year of twelve 30-day months for actual days elapsed) on the principal amount outstanding from time to time as provided in
Section 1 hereof.

     1.   Payments of Principal and Interest.
          ----------------------------------

          (a) (i) Interest shall accrue on the unpaid principal of this Note and shall be computed at a rate per annum from time to time equal to the Then Applicable Eurodollar Rate (as defined below) plus sixteen percent
                                                        ----
     (16%), with such rate to change when and as such Then Applicable Eurodollar Rate changes. Subject to the foregoing, interest hereunder shall be applicable, and otherwise computed, for Interest Periods and in a manner identical to the Interest Periods and manner applicable to the Loans under the Senior Credit Agreement (including Revolving Credit Loans and Term Loans). As used in this Note, "Then Applicable Eurodollar Rate" shall mean, at any time, and from time to time, the Eurodollar Rate then applicable to the Loans under the Senior Credit Agreement (including Revolving Credit Loans and Term Loans), or any portion thereof, for the Eurodollar Rate Loan with the Interest Period with the then shortest remaining duration. If at the time the Then Applicable Eurodollar Rate is to be calculated there is no outstanding Eurodollar Rate Loan applicable to the Loans under the Senior Credit

     Agreement (including Revolving Credit Loans and Term Loans), the Then Applicable Eurodollar Rate shall equal the Eurodollar Rate which would be applicable to a Loan for a one month Interest Period under the terms of the Senior Credit Agreement. Except as provided below, to the extent permitted by applicable law, accrued but unpaid interest owing on this Note shall be added to the principal balance of this Note as of each Interest Payment Date applicable to the Eurodollar Rate Loan used in calculating the Then Applicable Eurodollar Rate, and shall accrue interest as if it were additional principal hereunder.

          (ii) Notwithstanding the foregoing, at such time that either (A) the Senior Debt has been paid in full in cash or the Senior Credit Agreement shall otherwise be terminated or no longer in full force and effect (the "Senior Payment Date"), or (B) each of the following shall be true: (I) no Default or Event of Default shall exist under the Senior Credit Agreement (and none would exist after giving effect to the payment of such interest),
     (II) if the outstanding principal amount of the Samstock Subordinated Debt (as defined in the Senior Credit Agreement) is (x) less than or equal to $5,000,000 and the Leverage Ratio (under the Senior Credit Agreement) is less than 2.50:1.00 as at the end of the most recently ended fiscal quarter of the Company, or (y) greater than $5,000,000 and the Leverage Ratio is less than 2.00:1.00 as at the end of the most recently ended fiscal quarter of the Company, and (III) the Company has delivered to Agent a pro forma compliance certificate evidencing compliance (after giving effect to the payment of such interest) with the financial covenants set forth in Section 12 of the Senior Credit Agreement and with clause (II) above, then in either such case of (A) or (B) above, the Company may make, and Holder may receive, payment of accrued interest on the unpaid principal of this Note on each Interest Payment Date applicable to the Eurodollar Rate Loan used in calculating the Then Applicable Eurodollar Rate.

          (iii) The calculation of the Then Applicable Eurodollar Rate and the interest rate hereunder, and the determination of advances and payments made hereunder and/or with respect to the Letter of Credit (as hereinafter defined), shall be made and determined by Holder and shall be binding upon the Company absent manifest error. If not sooner paid, the total unpaid principal balance, all accrued but unpaid interest, and all other amounts owing hereunder, including the Commitment Fee, shall be due and payable on the Maturity Date (as hereinafter defined). All payments of principal and interest shall be made to the holder of this Note not later than 1:00 p.m. (Chicago time) on the date and at the place of payment designated by the holder hereof as aforesaid, and any payment received on such date but after such hour shall be deemed to have been paid to and received by the holder hereof on the next succeeding business day. If the date on which any payment is required to be made pursuant to this Note is not a business day, then such payment shall be due and payable on the next succeeding date which is not a Saturday, Sunday or legal holiday, and such extension of time shall be included in computing interest. All payments of principal and interest made hereunder shall be applied first to accrued interest and then to principal.

          (b) As used in this Note, the term "Maturity Date" shall mean the date which is the first to occur of (i) March 31, 2005, and (ii) the date on which the right to accelerate payment of this Note accrues to the holder hereof as provided in this Note, provided that, it is contemplated that, notwithstanding the occurrence of the Rights Offering Closing (as hereinafter defined), but after giving effect to Section 4(b)(i) below, a portion of the outstanding principal amount of this Note in an amount not to exceed $5,000,000 (the "Long-Term Debt Portion") shall remain outstanding hereunder. In such event, the terms of this Note shall continue to apply to the Long-Term Debt Portion.

          (c) All payments hereunder shall be made without reduction, and shall not be subject to any claim or offset of any kind or nature whatsoever. Without limiting the foregoing, all payments made by the Company or Parent under this Note shall be made free and clear of, and without deduction or withholding for or on account of, any future income, stamp or other taxes, levies, imposts, deductions, charges, or withholdings, excluding taxes imposed on net income of Holder (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts so payable to Holder hereunder, the amounts so payable to Holder shall be increased to the extent necessary to yield to Holder (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note.

          (d) The terms and provisions of Sections 6.5 - 6.7 of the Senior Credit Agreement shall be applicable to the indebtedness owing under this Note, to the extent applicable, and with the necessary conforming modifications.

          (e) After all principal, accrued interest, and all other amounts at any time owed on this Note have been paid in full in cash, and all obligations of Holder to make advances to the Company hereunder have been terminated, this Note shall be surrendered to the Company for cancellation.

     2.   Letter of Credit; Guaranty.  The Company hereby acknowledges that it
          --------------------------
has requested Holder (or its affiliates) to apply to American National Bank and Trust Company of Chicago or Bank One Corporation (either such entity, the "Bank"), on the Company's behalf, for the issuance of a letter of credit (the "Letter of Credit") in the stated amount of $5,859,378.60 for the benefit of Shawmut Woodworking & Supply Co., Inc. (the "Beneficiary"). The Company also acknowledges that the Letter of Credit would not be issued but for the approval thereof by Holder and/or Holder's obligation to reimburse its affiliates for any obligation such affiliates may have with respect to the Letter of Credit, and that the Bank has agreed to issue the Letter of Credit on the basis of Holder's or one of Holder's affiliates' agreement to reimburse the Bank for amounts paid to the Beneficiary upon any draw or draws on the Letter of Credit. Further, the Company acknowledges that Holder may elect to directly fund under this Note obligations which otherwise might be paid to the Beneficiary pursuant to a draw or draws on the Letter of Credit. Any and all amounts advanced hereunder to fund amounts that would otherwise be paid to the Beneficiary pursuant to a draw or draws on the Letter of Credit or to reimburse Holder for amounts owed by Holder to its affiliates or by Holder's affiliates to the Bank in respect of a draw or draws on the Letter of Credit shall, without duplication, be referred to herein as an "LC Advance". The Company hereby irrevocably authorizes Holder and Holder's affiliates to (a) cause the Letter of Credit to be issued, (b) make payments in satisfaction of reimbursement obligations in connection with draws on the Letter of Credit, and (c) fund advances hereunder, from time to time, and in one or more payments, in lieu of draws on the Letter of Credit, as aforesaid. The stated amount of the Letter of Credit shall constitute an advance hereunder solely for purposes of Section 3(c) hereof, provided that LC Advances shall not constitute an advance hereunder for purposes of said Section 3(c). The stated amount of the Letter of Credit shall not constitute outstanding principal amounts hereunder. LC Advances shall constitute outstanding principal amounts hereunder, including without limitation for the purposes of Section 5(a) hereunder. Without limitation to the foregoing, (i) from and after the issuance of the Letter of Credit until, and to the extent, of LC Advances, the issued but undrawn amount of the Letter of Credit shall be subject to the Commitment Fee, and (ii) LC Advances shall accrue interest as provided in Section 1(a) of this Note.

     3.   Requirements for Borrowings.  The Company shall give Holder at least
          ---------------------------
one (1) business day's prior written notice of the Company's request for an advance of loan proceeds under this Note, which notice shall be received by Holder prior to 10:00 am. (Chicago time) and which notice shall state the effective date of the borrowing, which effective date shall be a business day on or before the Maturity Date. Holder's obligation and agreement to make such advances shall terminate on the earlier of (i) June 30, 2001 and (ii) the Maturity Date (such earlier date, the "Commitment Termination Date"), and shall be made in Holder's sole and absolute discretion, and may, without limitation, be conditioned upon each of the following being true in Holder's sole opinion:

          (a) there shall exist no default or Event of Default under this Note either immediately prior to or after giving effect to such advance or issuance;

          (b) each of the representations and warranties made by the Company hereunder shall be true and correct in all material respects on and as of the date of such advance or issuance;

          (c) the aggregate amount of advances made (including, without duplication, the stated amount of the Letter of Credit and all LC Advances, and any previously made advances which have been repaid by the Company, including advances made under the Original Note (as defined below)), together with all other amounts owing to Holder hereunder (excluding accrued interest not yet due and payable and accrued interest which has been capitalized in accordance with the terms of this Note), shall not exceed eleven million and no/100ths dollars ($11,000,000.00), either immediately prior to or giving effect to such advance; and

          (d) since the date hereof, there shall have occurred no material adverse change in Parent's, the Company's or any of their respective Subsidiaries' condition (financial or otherwise), assets, business or prospects, including without limitation by reason of any force majeure event, such as war, strike, lockout, act of god, casualty and inability to obtain materials.

Notwithstanding the foregoing, provided that each of the conditions set forth above in Section 3(a)-(d) are true or have been met in Holder's sole judgment, Holder shall make advances requested by the Company for the uses and in the aggregate maximum amounts set forth in Exhibit A attached hereto. Amounts borrowed by the Company hereunder and repaid may not be reborrowed. Each notice from the Company requesting an advance of loan proceeds hereunder shall constitute a certification by the Company that each of the foregoing conditions are true or have been met.

     4.   Prepayment by the Company.
          -------------------------

          (a)  Optional Prepayment. This Note may be prepaid in whole or in part
               -------------------
without penalty or premium, together with all accrued interest on the amount prepaid, and all other obligations then due and owing hereunder. Any prepayment amount shall be first applied to collection costs and other amounts (excluding principal and interest) due hereunder, then to accrued interest hereunder, and then to principal.

          (b)  Mandatory Prepayment.
               --------------------

               (i) On the "Rights Offering Closing Date", the Company shall apply the net proceeds of the "Rights Offering" (after application of such proceeds to (A) expenses incurred in connection with the Rights Offering, and (B) payment in full of all amounts owing under that certain Amended and Restated Subordinated Promissory Note and Guaranty of even date herewith in the amount of $2,000,000 executed by the Company and payable to EGI Fund
     (00) Investors, L.L.C.) to pay Holder in full in cash the outstanding principal (including capitalized interest and fees) of, accrued but unpaid interest and fees on, and all other amounts owing under this Note (in such order as Holder shall determine). The "Rights Offering Closing Date" shall mean the date on which Series A senior convertible redeemable preferred stock of Parent, par value $1.00 per share (the "Preferred Stock") is issued and sold by Parent to stockholders of Parent as have elected to purchase the Preferred Stock pursuant to that certain offering (the "Rights Offering") of nontransferable rights to the stockholders of Parent to purchase an aggregate of up to $8,000,000 newly issued Preferred Stock (the "Rights Offering Closing").

               (ii) From and after the Senior Payment Date, the Company shall make to Holder payment of all principal outstanding hereunder (including without limitation capitalized interest and fees) in equal quarterly installments on the last day of each March, June, September and December thereafter, and on the Maturity Date, commencing on the first of such dates to occur after the Senior Payment Date.

     5.   Fees.
          ----

          (a)  Commitment Fee.  The Company agrees to pay to Holder a commitment
               --------------
fee (the "Commitment Fee") for the period from the date hereof to (i) the Commitment Termination Date and (ii) solely with respect to the Letter of Credit, the earlier of the date the Letter of Credit is returned to Holder or its affiliates and the expiry date of the Letter of Credit (such date, the "LC Termination Date"), computed at the rate of twelve percent (12%) per annum on the average daily amount of the Available Commitment (as defined below) during the period for which payment of the Commitment Fee accrues. The Commitment Fee shall accrue quarterly in arrears on the last day of each March, June, September and December and on the Commitment Termination Date and the LC Termination Date, commencing on the first of such dates to occur after the date hereof, and, to the extent permitted by applicable law, shall be added to the principal balance of this Note as of each such quarterly accrual date or the Commitment Termination Date or the LC Termination Date, if applicable, and shall accrue interest thereon as if it were additional principal hereunder, and if not sooner paid, shall be due and payable on the Maturity Date. "Available Commitment" shall mean, subject to Section 2 above, (A) prior to the Commitment Termination Date, an amount equal to $11,000,000.00 minus the aggregate principal amount of
                                        -----
all advances then outstanding, and (B) if the LC Termination Date has not yet occurred, after the Commitment Termination Date and until the LC Termination Date, the issued but undrawn amount of the Letter of Credit.

          (b)  Other Letter of Credit Fees.  The Company shall reimburse Holder
               ---------------------------
on demand by Holder for all (i) letter of credit fees charged by the Bank to Holder or its affiliates on the undrawn amount of the Letter of Credit, and (ii) other costs, fees and expenses, including without limitation attorneys' fees and expenses, incurred by Holder or its affiliates as the result of or in connection with the Bank's issuance and administration of the Letter of Credit. Such costs, fees and expenses shall include, without limitation, (A) fees and charges charged by the Bank for issuance, amendments, transfers and draws of or on the Letter of Credit, (B) without duplication to fees referenced in clause (i) above, up front and/or annual letter of credit and/or usage or commitment fees charged by the Bank with respect to the Letter of Credit, and (C) fees and charges charged by the Bank with respect to Holder's (or its affiliate's) existing financing arrangement with the Bank with respect to the Letter of Credit.

     6.   Events of Default.  Each of the following shall constitute an "Event
          -----------------
of Default," whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Company, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

          (a) The Company or Parent defaults in payment of the outstanding principal, any accrued and unpaid interest on this Note or any other payments due hereunder when the same become due and payable in accordance with the terms of this Note; or

          (b) The Company or Parent fails to observe, perform or comply with any covenant, condition or agreement to be observed, performed or complied with under this Note, and if such failure can be cured, such failure continues unwaived and uncured for thirty (30) days following the date the Company and Parent receives written notice from Holder of such nonperformance (it being acknowledged that such 30-day cure and notice period shall not apply to Section 9(e)(ii)); or

          (c) Any representation or warranty made by the Company or Parent herein shall prove to have been untrue or incorrect in any material respect on or as of the date made; or

          (d) The Company or any Guarantor shall (i) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its assets domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

          (e) A case or other proceeding shall be commenced against the Company or any Guarantor in any court of competent jurisdiction seeking (i) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like, of the Company or any Guarantor, or of all or any substantial part of the assets, domestic or foreign, of the Company or any Guarantor and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) calendar days, or an order granting the relief requested in such case or proceeding against the Company or any Guarantor (including, but not limited to, an order for relief under such Federal bankruptcy laws) shall be entered; or

          (f) The holders of the Senior Debt shall accelerate the Senior Debt or there shall occur an Event of Default under the Senior Credit Agreement; or

          (g) The Amended and Restated Guaranty of even date herewith (the "Guaranty") executed by the Company's subsidiaries, or the guaranty set forth in
Section 7 hereof, in each case executed or given by the Guarantors, shall cease, for any reason, to be in full force and effect, or any Guarantor shall so assert or shall disavow liability thereunder; or

          (h) There shall occur an Event of Default or default under any promissory note, guaranty, subordination agreement, reimbursement agreement, standby purchase agreement, or other document or agreement, in any such case relating to financing provided to the Company or the Rights Offering, executed by the Company, Parent and/or any of their respective subsidiaries made payable to, in favor of, for the benefit of or together with Holder or any affiliate of Holder.

          Upon the occurrence of an Event of Default hereunder, Holder may, upon written notice to the Company, (i) declare all obligations owing hereunder immediately due and payable and terminate all obligations to make advances hereunder, provided however that upon an Event of Default described in Sections 6(d) or (e) above, all such obligations shall automatically become immediately due and payable and terminated, as the case may be, without notice or demand of any kind, (ii) require that the Company deliver to Holder, and the Company shall deliver to Holder, cash collateral in an amount equal to the maximum amount which could be payable under the Letter of Credit, as determined by Holder, and
(iii) pursue its other rights and remedies under this Note, the Guaranty and applicable law.

          All powers and remedies given by this Section 6 to Holder shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to Holder by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note, and no delay or omission of Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or an acquiescence therein and every power and remedy given by this Section 6 or by law to Holder may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

          In addition to those remedies set forth in this Section 6, if any amount owing under this Note is not paid when due, whether at maturity or by acceleration, interest shall accrue on such amount from the date due until the date paid at the interest rate provided for in Section 1 of this Note. Additionally, the Company promises to pay all costs of collection and enforcement of this Note and the Guaranty, including without limitation reasonable attorneys' fees and costs, whether or not suit is filed hereon. Such costs and expenses shall include without limitation all costs, reasonable attorneys' fees and expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving the Company or any Guarantor.

     7.   Guaranty.
          --------

          (a)  Guaranty of Payment and Performance. The Parent hereby guarantees
               -----------------------------------
to Holder the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the indebtedness and other amounts owing under this Note, including all LC Advances (collectively, the "Obligations"), including all such Obligations which would become due but for the operation of the automatic stay pursuant to (S)362(a) of the Federal Bankruptcy Code and the operation of
(S)(S)502(b) and 506(b) of the Federal Bankruptcy Code. This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that Holder first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations, the obligations of the Parent hereunder with respect to such Obligations in default shall, upon demand by Holder, become immediately due and payable to Holder, without demand or notice of any nature, all of which are expressly waived by the Parent. Payments by the Parent hereunder may be required by Holder on any number of occasions. All payments by the Parent hereunder shall be made to the Holder, in the manner and at the place of payment specified therefor for payments hereunder to be made by the Company.

          (b)  Parent's Agreement to Pay Enforcement Costs, etc.  The Parent
               ------------------------------------------------
further agrees, as the principal obligor and not as a guarantor only, to pay to Holder, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses, including the allocated cost of staff counsel) incurred or expended by Holder in connection with the Obligations, this guaranty and the enforcement thereof, together with interest on amounts recoverable hereunder from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest set forth in (S)1 hereof, provided that if such interest exceeds the maximum amount permitted to be paid
--------
under applicable law, then such interest shall be reduced to such maximum permitted amount.

          (c)  Waivers by the Parent; Holder's Freedom to Act. The Parent agrees
               ---------------------------------------------
that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holder with respect thereto. The Parent waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Parent agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Parent hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations;
(ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Note or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations made in accordance with the terms hereof; (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; or (v) any other act or omission which might in any manner or to any extent vary the risk of the Parent or otherwise operate as a release or discharge of the Parent (other than the indefeasible payment in full, in cash, of all of the Obligations), all of which may be done without notice to the Parent.

          (d) Unenforceability of Obligations Against the Company.  If for any
              ---------------------------------------------------
reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason (other than the indefeasible payment in full, in cash, of all of the Obligations), to the extent permitted by law, this guaranty shall nevertheless be binding on the Parent to the same extent as if the Parent at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Note or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Parent.

          (e)  Subrogation; Subordination.
               --------------------------

               (i)     Postponement of Rights Against the Company.  Until the
                       ------------------------------------------
     final payment and performance in full in cash of all of the Obligations, the Parent shall not exercise any rights against the Company arising as a result of payment by the Parent hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with Holder in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Parent will not claim any setoff, recoupment or counterclaim against the Company in respect of any liability of the Parent to the Company.

               (ii)    Subordination.  The payment of any amounts due with
                       -------------
     respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to the Parent is hereby subordinated to the prior payment in full in cash of all of the Obligations. The Parent agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Parent will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to such Parent until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Parent shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the Parent as trustee for the Holder and be paid over to Holder, on account of the Obligations without affecting in any manner the liability of the Parent under the other provisions of this guaranty.

               (iii)   Provisions Supplemental.  The provisions of this Section
                       -----------------------
     7(e) shall be supplemental to and not in derogation of any rights and remedies of Holder under any separate subordination agreement which Holder may at any time and from time to time enter into with the Parent.

          (f)  Setoff.  Upon the occurrence and during the continuation of an
               ------
Event of Default, Holder is hereby authorized at any time and from time to time, without notice to the Parent (any such notice being expressly waived by the Parent) and to the fullest extent permitted by law, to set off and apply any and all sums credited by or due from Holder to the Parent against the obligations of the Parent under this guaranty, whether or not Holder shall have made any demand under this guaranty and although such obligations may be contingent or unmatured.

          (g)  Further Assurances.  The Parent agrees that it will from time to
               ------------------
time, at the request of Holder, do all such things and execute all such documents as Holder may reasonably consider necessary or desirable to give full effect to this guaranty and to perfect and preserve the rights and powers of Holder hereunder. The Parent acknowledges and confirms that it has established its own adequate means of obtaining from the Company on a continuing basis all information desired by it concerning the financial condition of the Company and that it will look to the Company and not to Holder in order for it to keep adequately informed of changes in any of the Company's financial condition.

          (h)  Termination; Reinstatement.  This guaranty shall terminate upon
               --------------------------
the final and indefeasible payment in full, in cash, of the Obligations. Notwithstanding any termination of this guaranty upon the final and indefeasible payment in full, in cash, of the Obligations, this guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by Holder upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

          (i)  Successors and Assigns.  This guaranty shall be binding upon the
               ----------------------
Parent, its successors and assigns, and shall inure to the benefit of Holder and its respective successors, transferees and assigns. The Parent may not assign any of its obligations hereunder.

     8.   Priority.  The indebtedness evidenced by this Note is subordinate to
          --------
the prior payment in full of the Senior Debt pursuant to the terms of the Subordination Agreement.

     9.   Representations, Warranties and Covenants.  Each of Parent and the
          -----------------------------------------
Company represents and warrants to Holder as follows:

          (a)  Authorization.  It has the corporate power and authority to
               -------------
execute, deliver and perform this Note and to incur the Obligations, and it has taken all necessary corporate action to authorize the execution, delivery and performance of this Note.

          (b)  No Consents Required.  Except for any filings under applicable
               --------------------
federal or state securities laws, no consent, approval or authorization of, or declaration or filing with, any federal, state or local governmental authority and no consent of any other person, company, partnership or other organization or entity is required in connection with its execution, delivery and performance of this Note.

          (c)  No Conflict.  Its execution, delivery and performance of this
               -----------
Note and payment of the Obligations does not and will not conflict with, or constitute a violation or breach of, constitute a default under (i) any material contract, mortgage, lien, lease, agreement or other instrument to which it is a party or which is binding upon it, (ii) any requirement of law or regulation applicable to it or (iii) its certificate of incorporation or bylaws.

          (d)  Enforceability.  This Note has been duly executed and delivered
               --------------
by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

          (e)  Covenants.
               ---------

               (i) From the time that (and for so long as) the Senior Debt shall be paid in full in cash, or the Senior Credit Agreement shall otherwise be terminated or no longer in full force and effect, each and every covenant contained in Sections 10-12 of the Senior Credit Agreement (as in effect as of the date of such payment or termination) shall be deemed incorporated in and a part of this Note as if they were set forth herein, with all necessary conforming modifications, and the Company and Parent shall comply with each and every such covenant.

               (ii) The Company and Parent shall cause the Rights Offering Closing to occur on or before June 30, 2001.

     10.  Miscellaneous.
          -------------

          (a) This section headings contained in this Note are inserted for convenience only and shall not affect, in any way, the meaning or interpretations of this Note.

          (b) This Note shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Illinois.

          (c) To the maximum extent permitted by applicable law, the Company, Parent and all endorsers and all persons liable or to become liable hereunder hereby waive presentment, demand, protest, diligence of collection, notice of protest, dishonor and nonpayment and all notices of every kind, and, the defense of the statute of limitations.

          (d) BY ACCEPTANCE OF THIS NOTE, HOLDER REPRESENTS THAT IT IS AN ACCREDITED INVESTOR, WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE ACT, AND THAT IT IS PURCHASING THIS NOTE FOR ITS OWN ACCOUNT FOR INVESTMENT, AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY PUBLIC DISTRIBUTION OF SUCH NOTE.

          (e) It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between the Company and Holder, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, shall the amount paid or agreed to be paid to Holder, or collected by Holder, for the use, forbearance or detention of the money loaned or to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Holder shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Company or to any other person making such payment on the Company's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of the Company evidenced hereby outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the loan evidenced hereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

          (f) Time is of the essence with respect to the performance of the obligations of the Company and Parent under this Note.

          (g) Any notice required or permitted to be given hereunder shall be in writing, and shall be given in the manner set forth in the Senior Credit Agreement and to the addresses set forth below.

          (h) No modification, waiver, amendment, discharge or change of this Note shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

          (i) In the event any one or more of the provisions contained in this Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

          (j) This Note represents the agreement of the Company, Parent and Holder with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Holder relative to the subject matter hereof not expressly set forth or referred to herein.

          (k) This Note shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns, provided that neither the Company nor Parent may transfer its obligations under, or interest in, this Note, or any portion hereof, without the prior written consent of Holder.

          (l)  This Note is unsecured.

          (m) The Company agrees to pay all costs and out-of-pocket expenses (including but not limited to reasonable attorneys' fees) incurred by Holder in connection with the negotiation, documentation and consummation of this Note.

          (n) Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Senior Credit Agreement; provided that it is hereby agreed that all references to the Senior Credit Agreement, including defined terms, procedures, and particular terms and provisions, shall be references to the Senior Credit Agreement, as amended from time to time; provided further that if the Senior Debt shall be paid in full in cash, or the Senior Credit Agreement shall otherwise be terminated or no longer in full force and effect, such references to the Senior Credit Agreement shall be references to the Senior Credit Agreement as in effect as of the date hereof.

          (o) Each of the Company and Parent agrees that any suit for the enforcement of this Note may be brought in the courts of the State of Illinois or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Company or Parent by mail at the address specified by reference in
Section 10(g). Each of the Company and Parent hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

          (p) EACH OF THE COMPANY AND PARENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF

ANY DISPUTE IN CONNECTION WITH THIS NOTE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each of the Company and Parent hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Company and Parent (i) certifies that neither Holder nor any representative, agent or attorney of Holder has represented, expressly or otherwise, that Holder would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in accepting this Note from the Company and in making a loan or advance evidenced by this Note, Holder is relying upon, among other things, the waivers and certifications contained in this Section 10(p).

          (q) This Note may be executed (i) in counterparts, each of which counterparts shall be an original, and all of which together shall constitute one instrument, and (ii) by facsimile signature, and such facsimile signature shall be deemed to be an original instrument.

          (r) The Company shall pay, indemnify and hold Holder and its officers, directors, members, employees, agents and affiliates (the "Indemnified Parties") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and disbursements) which may be incurred by the Indemnified Parties or any of them, including in connection with any claims (whether or not they result in an investigative, administrative or judicial proceeding) that may at any time be asserted against any Indemnified Party, as a result of the execution, delivery, enforcement and performance of, or the transactions contemplated by, this Note, including the issuance of the Letter of Credit, provided, that the Company shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnified Party.

          (s) This Note amends and restates in its entirety, but shall not constitute payment of amounts outstanding under, that certain Subordinated Promissory Note and Guaranty dated January 30, 2001 (the "Original Note"), in the principal amount of $2,000,000.00, executed by the Company and Parent made payable to Holder. Advances and loans made under the Original Note shall be treated as if made under this Note.

     IN WITNESS WHEREOF, the Company and Parent have caused this Note to be executed as of this 20/th/ day of February, 2001.


                         CHART HOUSE, INC., a Delaware corporation

                         By:   ___________________________________
                         Name: ___________________________________
                         Its:  ___________________________________


                         CHART HOUSE ENTERPRISES, INC., a Delaware corporation (solely for purpose of Sections 7 and 9 above)

                         By:   ___________________________________
                         Name: ___________________________________
                         Its:  ___________________________________


Address for notices to the Company and Parent:

640 North LaSalle Street
Suite 295
Chicago, IL 60610
Fax No.: 312-202-1938
Attn: General Counsel

Address for notices to Holder:

EGI-Fund (01) Investors, L.L.C.
c/o Equity Group Investments, L.L.C.
Two North Riverside Plaza
Suite 600
Chicago, IL 60606
Fax No.: 312-454-0610
Attn: General Counsel

HOLDER:

EGI FUND (01) INVESTORS, L.L.C.. a
Delaware limited liability company

By:   ___________________________________
Name: ___________________________________
Its:  ___________________________________

                                   Exhibit A
                                   ---------

                                                                                    Maximum
Permitted Use                                                                  Aggregate Advances
-------------                                                                  ------------------
Without duplication, issuance of the Letter of Credit and related                 $5,859,378.60
LC Advances

Pre-opening expenses for Reston                                                   $  300,000.00

Pre-opening expenses for West Palm                                                $  300,000.00

Payments to Clark Construction                                                    $  670,000.00

Payments to third parties relating to outfitting and furnishing                   $1,900,000.00
newly constructed restaurants

Payment of development expenses, including preliminary design and                 $   50,000.00
site investigation expenses, related to the Chicago, Illinois and
Lincolnshire, Illinois locations